Exhibit 23

This share exchange is made for the securities of a Japanese company. This share exchange is subject to disclosure requirements of Japan that are different from those of the United States. Financial information included in this notice has been prepared in accordance with generally accepted Japanese accounting standards and may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since the issuer is located in a foreign country, and some or all of its officers are residents of a foreign country. You may not be able to sue a foreign company or its officers in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than pursuant to the share exchange agreement, such as in open market or privately negotiated purchases.

This document has been translated from the Japanese-language original for reference purposes only. While this English translation is believed to be generally accurate, it is subject to, and qualified by, in its entirety, the Japanese-language original. Such Japanese-language original shall be the controlling document for all purposes.

May 26, 2016

Notice Regarding Transfer of Subsidiaries in Association with the Management Integration with UNY

Group Holdings Co., Ltd.

As per the announcement in the news release “Notice Regarding the Execution of the Absorption-Type Merger Agreement between FamilyMart Co., Ltd. and UNY Group Holdings Co., Ltd. and Absorption-Type Demerger Agreement between FamilyMart Co., Ltd. and Circle K Sunkus Co., Ltd., and the Change of Company Name” dated on February 3, 2016 (“Release Dated on February 3, 2016”), FamilyMart Co., Ltd. (“FamilyMart”) executed an absorption-type merger agreement (“Absorption-Type Merger Agreement”) regarding an absorption-type merger (“Absorption-Type Merger”) with UNY Group Holdings Co., Ltd. (“UNY Group Holdings”), whereby FamilyMart is to be the surviving company and UNY Group Holdings is to be the absorbed company. As the proposal concerning the Absorption-Type Merger Agreement was approved as originally proposed at the annual general shareholders’ meetings of FamilyMart and UNY Group Holdings held on May 26, 2016, we announce that FamilyMart will succeed to the shares in UNY Co., Ltd. (“UNY”), Circle K Sunkus Co., Ltd. (“CKS”), SAGAMI Co., Ltd. (“Sagami”), UNY (SHANGHAI) TRADING Co., Ltd. (“UNY (SHANGHAI)”), UNY (Cayman Islands) Holding Co., Ltd. (“UNY (Cayman Islands)”) and UCS CO., LTD. (“UCS”), all of which are currently subsidiaries of UNY Group Holdings, directly or indirectly in association with the Absorption-Type Merger, and those companies will become FamilyMart’s subsidiaries on the effective date of the Absorption-Type Merger scheduled on September 1, 2016.

For more details of the Absorption-Type Merger, please refer to the Release Dated on February 3, 2016.

1.	Purpose of the Succession of Shares

FamilyMart will succeed to the shares in UNY, CKS, Sagami, UNY (SHANGHAI), UNY (Cayman Islands) and UCS directly or indirectly in association with the Absorption-Type Merger on the effective date of the Absorption-Type Merger scheduled on September 1, 2016.

Through the management integration upon the Absorption-Type Merger between FamilyMart and UNY Group Holdings (the “Management Integration”), FamilyMart and UNY Group Holdings will integrate management resources and aim to be a company that contributes to customers, franchisees, business partners, shareholders and employees.

2.	Overview of Transferring Subsidiaries

(1)	Company name	UNY Co., Ltd.
(2)	Head office	1, Amaikegotanda-cho, Inazawa, Aichi, Japan
(3)	Representative	Norio Sako, President
(4)	Business description	General retail chain stores spanning clothing, food, residential housing and leisure
(5)	Capital	¥10,000mm
(6)	Date of incorporation	February 16, 2012
(7)	Major shareholders and shareholding ratio	UNY Group Holdings Co., Ltd.		100.00%
(8)	Relationship between the parties	Capital	None.
		Personnel	FamilyMart dispatches one director and one corporate auditor to UNY.
		Business	None.
(9)	Financial results for the last three fiscal years (¥ million, unless otherwise stated)

Fiscal year ended	February 2014	February 2015	February 2016
Net assets	167,585	163,725	163,177
Total assets	536,218	550,431	560,255
Net assets per share (Yen)	837,925.69	818,628.88	815,885.71
Total operating revenues	771,487	745,647	757,941
Operating income	12,138	10,408	10,623
Ordinary income	10,953	9,518	10,939
Net income / loss	3,902	(3,244)	2,541
Net income / loss per share (Yen)	19,510.53	(16,221.72)	12,707.60
Dividend per share (Yen)	11,705.00	1,200.00	—

(1)	Company name	Circle K Sunkus Co., Ltd.
(2)	Head office	1, Amaikegotanda-cho, Inazawa, Aichi, Japan
(3)	Representative	Shuichi Takeuchi, President
(4)	Business description	Operating Circle K and Sunkus convenience stores and associated franchise management
(5)	Capital	¥8,380mm
(6)	Date of incorporation	July 2, 2001
(7)	Major shareholders and shareholding ratio	UNY Group Holdings Co., Ltd.		100.00%
(8)	Relationship between the parties	Capital	CKS owns 1,597 common shares in FamilyMart.
		Personnel	None.
		Business	FamilyMart and CKS jointly develop products and procure miscellaneous goods.
(9)	Financial results for the last three fiscal years (¥ million, unless otherwise stated)

Fiscal year ended	February 2014	February 2015	February 2016
Net assets	145,339	145,857	142,014
Total assets	253,436	260,185	264,631
Net assets per share (Yen)	5,813,561,641.56	5,834,284,884.68	5,680,580,994.52
Total operating revenues	134,762	141,030	144,345
Operating income	10,755	8,629	8,325
Ordinary income	9,858	7,932	7,161
Net income / loss	3,259	3,073	(2,178)
Net income / loss per share (Yen)	130,373,625.16	122,920,824.28	(87,121,685.68)
Dividend per share (Yen)	101,640,000.00	83,800,000.00	—

(1)	Company name	SAGAMI Co., Ltd.
(2)	Head office	6-2-11, Shimonagaya, Konan-ku, Yokohama-shi, Kanagawa, Japan
(3)	Representative	Tatsuo Hiramatsu, President
(4)	Business description	Chain stores specializing in kimonos, jewelry, apparel and general merchandise
(5)	Capital	¥9,217mm
(6)	Date of incorporation	April 15, 1974
(7)	Major shareholders and shareholding ratio (As of February 29, 2016)	UNY Group Holdings Co., Ltd.		55.5%
		The Bank of Tokyo-Mitsubishi UFJ, Ltd.		3.1%
		YOSHINO MASANORI		2.2%
		Cedyna Financial Corporation		2.2%
		SAGAMI Kyoeikai		1.7%
		Mitsubishi UFJ NICOS Co., Ltd.		1.0%
		Aioi Nissay Dowa Insurance Co., Ltd.		0.8%
		SAGAMI Employee’s Ownership		0.6%
		Tokio Marine & Nichido Fire Insurance Co., Ltd.		0.4%
		Tokyo Kiho Co., Ltd.		0.4%
(8)	Relationship between the parties	Capital	None.
		Personnel	None.
		Business	None.
(9)	Financial results for the last three fiscal years (¥ million, unless otherwise stated)

Fiscal year ended	February 2014	February 2015	February 2016
Net assets	6,742	5,786	4,404
Total assets	11,920	11,870	11,411
Net assets per share (Yen)	169.89	145.88	111.11
Total operating revenues	17,567	16,323	15,722
Operating income	(515)	(674)	(276)
Ordinary income	(460)	(642)	(217)
Net income / loss	(872)	(973)	(1,110)
Net income / loss per share (Yen)	(21.99)	(24.53)	(27.99)
Dividend per share (Yen)	—	—	—

(1)	Company name	UNY (SHANGHAI) TRADING Co., Ltd.
(2)	Head office	LG1506, LG1, ARCH WALK, No.179, Maotai Road, Changning District, Shanghai, China
(3)	Representative	Yutaka Okuda, Chairman
(4)	Business description	General merchandise stores
(5)	Capital	¥3,025mm (204,519 thousand Renminbi)
(6)	Date of incorporation	November 30, 2011
(7)	Investors and investment ratio	UNY (Cayman Islands) Holding Co., Ltd.		100.00%
(8)	Relationship between the parties	Capital	None.
		Personnel	None.
		Business	None.
(9)	Financial results for the last three fiscal years (¥ million, unless otherwise stated)

Fiscal year ended	December 2013	December 2014	December 2015
Net assets	2,995	2,129	725
Total assets	3,020	3,962	2,866
Net assets per share (Yen)	129.66	92.19	31.40
Total operating revenues	—	400	2,384
Operating income	(250)	(1,222)	(1,312)
Ordinary income	(273)	(1,146)	(1,330)
Net income / loss	(273)	(1,146)	(1,330)
Net income / loss per share (Yen)	(11.82)	(49.65)	(57.60)
Dividend per share (Yen)	—	—	—

(1)	Company name	UNY (Cayman Islands) Holding Co., Ltd.
(2)	Head office	Scotia Centre, 4th Floor, P.O.Box 2804, George Town. Grand Cayman KYI-1112, Cayman Islands
(3)	Representative	Yutaka Okuda, Representative Director
(4)	Business description	Holding company
(5)	Capital	¥3,072mm (U.S.$33,100 thousand)
(6)	Date of incorporation	December 3, 2010
(7)	Investors and investment ratio	UNY Group Holdings Co., Ltd.		70.00%
		Ting Hsin (Cayman Islands) Holding Corp.		30.00%
(8)	Relationship between the parties	Capital	None.
		Personnel	None.
		Business	None.
(9)	Financial results for the last three fiscal years (¥ million, unless otherwise stated)

Fiscal year ended	December 2013	December 2014	December 2015
Net assets	3,030	3,030	3,030
Total assets	3,030	3,030	3,030
Net assets per share (Yen)	130.81	130.81	130.79
Total operating revenues	—	—	—
Operating income	(0)	(0)	(0)
Ordinary income	(0)	(0)	(0)
Net income / loss	(0)	(0)	(0)
Net income / loss per share (Yen)	(0.02)	(0.02)	(0.03)
Dividend per share (Yen)	—	—	—

(1)	Company name	UCS CO., LTD.
(2)	Head office	1, Amaikegotanda-cho, Inazawa, Aichi, Japan
(3)	Representative	Hideki Goto, President
(4)	Business description	Financial Services
(5)	Capital	¥1,610mm
(6)	Date of incorporation	May 17, 1991
(7)	Major shareholders and shareholding ratio (As of February 29, 2016)	UNY Group Holdings Co., Ltd.		81.34%
		Japan Trustee Services Bank, Ltd. (trust account)		1.75%
		Tachibana Securities Co., Ltd.		1.66%
		Tadahisa Hashimoto		0.91%
		Yoshiaki Takahashi		0.82%
		GOLDMAN SACHS INTERNATIONAL		0.67%
		The Master Trust Bank of Japan, Ltd. (trust account)		0.60%
		DEUTSCHE BANK AG LONDON-PBNON-TREATY CLIENTS 613		0.59%
		Masayuki Yamashita		0.41%
		UCS Employee’s Ownership		0.41%
(8)	Relationship between the parties	Capital	None.
		Personnel	None.
		Business	None.
(9)	Financial results for the last three fiscal years (¥ million, unless otherwise stated)

Fiscal year ended	February 2014	February 2015	February 2016
Net assets	20,996	22,773	24,665
Total assets	127,088	137,435	144,611
Net assets per share (Yen)	1,116.41	1,210.85	1,311.47
Total operating revenues	17,294	18,428	19,500
Operating income	3,325	3,663	3,837
Ordinary income	3,329	3,664	3,840
Net income / loss	2,034	2,150	2,333
Net income / loss per share (Yen)	108.16	114.34	124.07
Dividend per share (Yen)	20.00	20.00	25.00

3.	Overview of the Counterparty to the Succeeding of the Shares

(1)	Company name	UNY Group Holdings Co., Ltd.
(2)	Head office	1, Amaikegotanda-cho, Inazawa, Aichi, Japan
(3)	Representative	Norio Sako, President
(4)	Business description	Engaged in the management of a business group consisting of general merchandise stores, convenience stores, specialty stores, financial services businesses and other businesses (holding company).
(5)	Capital	¥22,187mm (consolidated)
(6)	Date of incorporation	March 13, 1950
(7)	Net asset	¥285,018mm (As of the end of February 2016) (consolidated)
(8)	Total asset	¥973,233mm (As of the end of February 2016) (consolidated)
(9)	Major shareholders and shareholding ratio (As of February 29, 2016)	The Master Trust Bank of Japan, Ltd. (trust account)	11.19%
		Japan Trustee Services Bank, Ltd. (trust account)	6.17%
		ITOCHU Corporation	3.03%
		Nippon Life Insurance Company	2.95%
		Trust & Custody Services Bank, Ltd. (trust account)	2.84%
		The Bank of Tokyo-Mitsubishi UFJ, Ltd.	2.63%
		CHASE MANHATTAN BANK GTS CLIENTS ACCOUNT ESCROW	2.46%
		Aioi Nissay Dowa Insurance Co., Ltd.	2.34%
		Japan Trustee Services Bank, Ltd. (trust account 9)	2.24%
		The Dai-ichi Life Insurance Company, Limited.	2.17%
(10)	Relationship between the parties	Capital	CKS, a subsidiary of UNY Group Holdings, owns 1,597 common shares in FamilyMart. FamilyMart is an equity-method affiliate company of ITOCHU Corporation, and ITOCHU Corporation is in a capital and business alliance with UNY Group Holdings.
		Personnel	FamilyMart dispatches one director and one corporate auditor to UNY, a subsidiary of UNY Group Holdings.
		Business	FamilyMart and UNY Group Holdings jointly develop products and procure miscellaneous goods.
		Status as related parties	FamilyMart is not a related party of UNY Group Holdings and UNY Group Holdings is not a related party of FamilyMart. FamilyMart is an equity method affiliated company of ITOCHU Corporation and ITOCHU Corporation is a related party of FamilyMart.

4.	Number of the Shares or Amount of Investment to be Succeeded and Status of Shares or Investment Before and After Succession

UNY Co., Ltd.

(1)	Number of shares held before transfer	— shares	(Number of voting rights: —)	(Voting Rights Ratio: —%)
(2)	Number of shares to be succeeded	200,000 shares	(Number of voting rights: 200,000)
(3)	Number of shares held after transfer	200,000 shares	(Number of voting rights: 200,000)	(Voting Rights Ratio: 100%)

Circle K Sunkus Co., Ltd.

(1)	Number of shares held before transfer	— shares	(Number of voting rights: —)	(Voting Rights Ratio: —%)
(2)	Number of shares to be succeeded	25 shares	(Number of voting rights: 25)
(3)	Number of shares held after transfer	25 shares	(Number of voting rights: 25)	(Voting Rights Ratio: 100%)

Note:

FamilyMart will conduct an absorption-type demerger (“Absorption-Type Demerger”) with CKS along with the Absorption-Type Merger, whereby FamilyMart is to be the demerged company and CKS is to be the succeeding company and the rights and obligations held by FamilyMart with respect to its convenience store (“CVS”) business, including the CVS franchise system it operates, are to be succeeded to by CKS, and such demerger will be effective on September 1, 2016 subject to the consummation of the Absorption-Type Merger. CKS will issue 100 common shares to FamilyMart as consideration for the Absorption-Type Demerger but those shares are not included in the number of shares in CKS to be succeeded above.

SAGAMI Co., Ltd.

(1)	Number of shares held before transfer	— shares	(Number of voting rights: —)	(Voting Rights Ratio: —%)
(2)	Number of shares to be succeeded	21,994,126 shares	(Number of voting rights: 21,994)
(3)	Number of shares held after transfer	21,994,126 shares	(Number of voting rights: 21,994)	(Voting Rights Ratio: 56.1%)

UNY (SHANGHAI) TRADING Co., Ltd.

(1)	Amount of investment before transfer	¥—mm (— thousand Renminbi) (Indirect, ¥—mm (— thousand Renminbi))	(Ownership: — %) (Indirect Ownership: — %)
(2)	Amount of investment to be succeeded	¥2,118mm (143,163 thousand Renminbi) (Indirect, ¥2,118mm (143,163 thousand Renminbi))
(3)	Amount of investment after transfer	¥2,118mm (143,163 thousand Renminbi) (Indirect, ¥2,118mm (143,163 thousand Renminbi))	(Ownership: 70%) (Indirect Ownership: 70%)

UNY (Cayman Islands) Holding Co., Ltd.

(1)	Amount of investment before transfer	¥ —mm	($— thousand)	(Ownership: —%)
(2)	Amount of investment to be succeeded	¥2,150mm	($23,170 thousand)
(3)	Amount of investment after transfer	¥2,150mm	($23,170 thousand)	(Ownership: 70%)

UCS CO., LTD.

(1)	Number of shares held before transfer	— shares	(Number of voting rights: —)	(Voting Rights Ratio: —%)
(2)	Number of shares to be succeeded	15,299,700 shares	(Number of voting rights: 152,997)
(3)	Number of shares held after transfer	15,299,700 shares	(Number of voting rights: 152,997)	(Voting Rights Ratio: 81.35%)

5.	Schedule

(1)	Board approval of the Absorption-Type Merger Agreement	February 3, 2016
(2)	Annual general shareholders’ meeting to approve the Absorption-Type Merger Agreement	May 26, 2016
(3)	Effective date of the Absorption-Type Merger	September 1, 2016 (Scheduled)

6.	Future Outlook

The impact of the Management Integration upon the Absorption-Type Merger to the outlook of FamilyMart will be provided as soon as it is determined. FamilyMart’s earnings forecast for the current period announced on April 7, 2016 (please see “Reference” below.) does not include any impacts resulting from the Management Integration upon the Absorption-Type Merger.

(Reference) Consolidated earnings forecast for the current period (announced on April 7, 2016) and consolidated results for the preceding fiscal year end of FamilyMart

	(Unit: ¥mm)
	Operating revenues	Operating income	Ordinary income	Net income
Earning forecast for the current year (ending Feb 2017)	410,300	50,000	52,500	22,000
Results for the preceding year (ended Feb 2016)	427,676	48,734	51,888	21,067

*FamilyMart executed an absorption-type demerger agreement (“Absorption-Type Demerger Agreement”) regarding the Absorption-Type Demerger with CKS on February 3, 2016 along with the Absorption-Type Merger Agreement. As the proposal concerning the Absorption-Type Demerger Agreement was approved as originally proposed at the annual general shareholders’ meetings of FamilyMart and CKS, held on May 26, 2016 and May 24, 2016, respectively, the Absorption-Type Demerger will be effective on September 1, 2016 subject to the consummation of the Absorption-Type Merger.

FamilyMart will change its company name to “FamilyMart UNY Holdings Co., Ltd.” on the effective date of the Absorption-Type Merger scheduled on September 1, 2016 and CKS will change its company name to “FamilyMart Co., Ltd.” on the effective date of the Absorption-Type Demerger scheduled on September 1, 2016.